UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number	Identification No.)

Av. Pardo y Aliaga 699 Of. 802
San Isidro, Lima, Peru
(Address of principal executive offices)  (Zip Code)

(51) 1-212-1880
(Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2010, Li3 Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Next Lithium Corp., an Ontario corporation, and Next Lithium (Nevada) Corp., a Nevada corporation (together, “Next Lithium”), pursuant to which the Company has agreed to purchase all of Next Lithium’s interests in and rights under (a) an agreement dated October 30, 2009 (the “CSV, LM and MW Option Agreement”), pursuant to which Geoxplor Corp, a Nevada corporation (“Geoxplor”), has granted to Next Lithium the sole, exclusive and irrevocable right and option (the “CSV, LM and MW Option”), exercisable in the manner described in the CSV, LM and MW Option Agreement, to acquire a 100% beneficial interest in the association placer mining claims known as the CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Placer Mineral Claims; and (b) an agreement dated October 30, 2009 (the “BSV Option Agreement,” and, together with the CSV, LM and MW Option Agreement, the “Option Agreements”), pursuant to which Geoxplor has granted to Next Lithium the sole, exclusive and irrevocable right and option (the “BSV Option,” and, together with the CSV, LM and MW Option, the “Options”), exercisable in the manner described in the BSV Option Agreement, to acquire a 100% beneficial interest in the association placer mining claims known as the BSV Placer Mineral Claims; as well as all associated rights and records.

The CSV Placer Mineral Claims, LM Placer Mineral Claims, MW Placer Mineral Claims and BSV Placer Mineral Claims (the “Claims”) cover up to 170,000 acres in Big Smokey Valley near Tonopah in west central Nevada.  Below is a map showing the location of the Claims in Nevada.

OREGON
IDAHO
McDermitt
Great Salt Lake
Winnemucca
Wells
Elko
Battle Mountain
UTAH
Lovelock
NEVADA
Pyramid Lake
Sparks
Reno
Austin
Eureka
Ely
Lake Tahoe
Carson City
Big Smoky Valley
Lithium Project
Walker Lake
Hawthorne
Mono Lake
Tonopah
YOSEMITE NATIONAL PARK
Caliente
San Joaquin River
KINGS CANYON NATIONAL PARK
ARIZONA
Beatty
Indian Springs
SEQUOIA NATIONAL PARK
Overton
Las Vegas
Lake Mead
Henderson
Kern River

Mineral deposits are located either by lode or placer claims. A lode claim is for veins or lodes of rock in place, and a placer claim is for all forms of deposit other than veins or lodes of rock in place.

Historically, the main method by which producers recovered lithium carbonate was from mining mineral deposits with typical hardrock mining techniques.  However, lithium production from salt brine is more efficient than hard rock sources.  Lithium-rich brine deposits occur in closed basins in high evaporation environments.  Lithium production from brine deposits is done by way of concentration, collection, and purification the brines are pumped to a series of evaporation ponds where the lithium chloride in solution is allowed to concentrate, and soda ash is added to precipitate a lithium carbonate, which is then rid of any impurities, dried and shipped. By-products may include saleable compounds such as potash and/or boron.

During the 1970’s and 1980’s, the United States Geological Survey (“USGS”) carried out a series of regional reconnaissance programs, including sampling and drilling in Big Smoky Valley. As part of the USGS drill program, one hole was drilled on the property covered by the Claims and a second hole was drilled a short distance west. Both holes intersected geochemically anomalous concentrations of lithium in the brines, with grades up to 365 parts per million. Gravity surveys over the region also confirmed the existence of various structures that may have created topography favorable for evaporite accumulation and subsequent traps, which potentially could host commercially viable lithium-rich brines.

Under the terms of the APA, the Company will acquire the Options and associated rights in exchange for 4,000,000 restricted shares of the Company’s common stock.  The APA contains customary representations, warranties and indemnifications by Next Lithium.  2,500,000 of these shares of Company common stock will be held in escrow for one year against any indemnifiable liabilities that may arise.  If the Company shares retained by Next Lithium cannot be resold under Rule 144 under the Securities Act of 1933 without restriction at any time following the 13th month after closing due to the Company’s status as a former “shell” company and its failure to file  required reports with the Securities and Exchange Commission, and not because of any fault of Next Lithium, the Company will register the shares for resale under the Securities Act.  The acquisition under the APA is subject to customary conditions to closing.

Also on February 16, 2010, the Company, Next Lithium and Geoxplor entered into (a) an amendment of each of the Option Agreements, in which certain terms of the Option Agreements were amended, and (b) a consent to assignment, in which Geoxplor consented to the assignment of the Option Agreements by Next Lithium to the Company.

Under the CSV, LM and MW Option Agreement, as amended, the Company will pay to Geoxplor $311,607 on the closing of the acquisition under the APA, subject to a $50,000 hold back for a period of 12 months, conditioned on registration of all of the CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Placer Mineral Claims. For each such claim (other than certain claims that are lode claims and certain claims that are on land withdrawn by the Secretary of the Interior for a solar energy study area) that is unable to be registered for any reason prior to the end of such period, $500 will be forfeited by Geoxplor out of the $50,000 hold back.  In addition, on the closing of the acquisition under the APA, Next Lithium will assign to Geoxplor 500,000 of the restricted shares of the Company’s common stock received by Next Lithium under the APA.  These 500,000 shares assigned to Geoxplor will carry “piggyback” registration rights until the earlier of: (a) February 16, 2012 or (b) the date on which all such shares may immediately be sold under Rule 144 during any ninety- (90-) day period.

Under the BSV Option Agreement, as amended, the Company will pay to Geoxplor $100,000 on April 30, 2010.   In addition, on the closing of the acquisition under the APA, Next Lithium will assign to Geoxplor 1,000,000 of the restricted shares of the Company’s common stock received by Next Lithium under the APA.  These 1,000,000 shares assigned to Geoxplor will carry “piggyback” registration rights until the earlier of: (a) February 16, 2012 or (b) the date on which all such shares may immediately be sold under Rule 144 during any ninety- (90-) day period.

After closing of the acquisition under the APA, the Company plans to begin an exploration program, which is expected to include surface sampling, regional and detailed seismic surveys, and diamond drilling and pumping tests. The cost of the exploration program has been estimated to be $1.5 million and is expected to be completed by the fourth quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Date: February 22, 2010	By: /s/ Luis Saenz
Luis Saenz, Chief Executive Officer